UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018 (April 11, 2018)
_________________________________________

InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2018, the Board of Directors (the “Board”) of InfoSonics Corporation (the “Company”) authorized and approved the Company’s entry into a loan transaction pursuant to which the Company will borrow $1 million from Delavaco Holdings Inc. (“Lender”) to fund the Company’s commercial cash collateral obligations (such loan, the “Loan”).  The Loan will be evidenced by an unsecured promissory note (the “Promissory Note”) bearing twelve percent (12%), non-compounding interest, with a maturity date of one year from the date of issuance.  No payments under the Promissory Note will be due or payable until the maturity date of the Promissory Note, at which time all principal and interest will become due and payable.  The obligations under the Promissory Note may be accelerated in the event (i) the Company becomes insolvent or (ii) bankruptcy proceedings are instituted by or against the Company.  The form of Promissory Note is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Form of Promissory Note.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

Date:	April 17, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer

2